Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-3
(Form Type)

BRT Apartments Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity(1)	Common stock, par value $.01 per share	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Equity(1)	Preferred stock, par value $.01 per share	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other(1)	Warrants	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other(1)	Subscription Rights	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)	(2)	(2)	$150,000,000	$0.0001381	$20,715
Fees Previously Paid	—	—	—	—	—	—		—
	Total Offering Amounts					$150,000,000		$20,715
	Total Fees Previously Paid							—
	Total Fee Offsets							$13,905(3)
	Net Fee Due							$ 6,810

(1)	Represents securities that may be offered and sold from time-to-time in one or more offering by the Registrant.

(2)
This registration statement covers an indeterminate amount and number of securities of each identified class of securities up to a proposed maximum aggregate offering price of $150,000,000, which may be offered from time to time in unspecified numbers and indeterminate prices, and as may be issued upon conversion, exchange, or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.  Separate consideration may or may not be received for securities that are issuable on conversion, redemption, repurchase or exchange of other securities.  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder.

(3)
Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant is offsetting the registration fee due on this registration statement by $13,905, which is the amount of the filing fee previously paid in connection with the unsold securities registered on the registrant's Registration Statement on Form S-3 (Registration No. 333-265591) originally filed with the Securities and Exchange Commission on June 14, 2022 and declared effective on April 28, 2023. No securities were sold under Registration Statement No. 333-265591.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	BRT Apartments Corp.	S-3	333-265591	June 14, 2022		$13,905	Unallocated (Universal) Shelf	Equity	Unallocated (Universal) Shelf	$150,000,000(3)
Fees Offset Sources	BRT Apartments Corp.	S-3	333-265591		June 14, 2022						$13,905(3)

(3)
Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant is offsetting the registration fee due on this registration statement by $13,905, which is the amount of the filing fee previously paid in connection with the unsold securities registered on the registrant's Registration Statement on Form S-3 (Registration No. 333-265591) originally filed with the Securities and Exchange Commission on June 14, 2022 and declared effective on April 28, 2023. No securities were sold under Registration Statement No. 333-265591. Upon effectiveness of this registration statement, the prior registration statement, No. 333-265591, will be replaced. Pursuant to Rule 457(p), an amount of $13,905 is hereby used to offset the current registration fee due. As a result, a filing fee of $6,810 is being paid herewith.